Exhibit 23.02

            CONSENT OF DECORIA, MAICHEL & TEAGUE P.S.

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            CONSENT OF DECORIA, MAICHEL & TEAGUE P.S.


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated __________________, 2000, included in the Company's Form 10-KSB for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

                    DECORIA, MAICHEL & TEAGUE P.S.


                    /s/ Decoria, Maichel & Teague P.S.
                    _____________________________________________


Spokane, Washington
___________________, 2000

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